UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2003

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300

(Registrant’s telephone number, including area code)

   Item 7. Financial Statements and Exhibits.
   Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release, dated November 14, 2003.

Item 9. Regulation FD Disclosure.

Extension of Early Tender Premium Deadline

     On November 14, 2003, Pac-West Telecomm, Inc., a California corporation (“Pac-West,” or the “Company”), issued a press release announcing that it had extended the early tender premium deadline for its previously announced cash tender offer to purchase up to $74.0 million, or 77.8%, of the $95.1 million outstanding principal amount of its Series B 13.5% Senior Notes due 2009 from 5:00 p.m., New York City time, on November 14, 2003 to 5:00 p.m., New York City time, on November 17, 2003. The terms of the Tender Offer remain otherwise unchanged.

     As of 5:00 p.m., New York City time, on November 14, 2003, less than a majority in principal amount of the notes outstanding had been validly tendered and not withdrawn.

     The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on December 4, 2003.

     A copy of the press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC
(Registrant)

Dated: November 14, 2003	By: /s/ H. Ravi Brar

H. Ravi Brar
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated November 14, 2003.